As filed with the U.S. Securities and Exchange Commission on June 5, 2015

File No. 001-36794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Chemours Company

(Exact name of registrant as specified in its charter)

Delaware	46-4845564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1007 Market Street, Wilmington, Delaware	19899
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 773-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

THE CHEMOURS COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “The Distribution,” “Certain Relationships and Related Person Transactions,” “Our Relationship with DuPont Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Condensed Combined Financial Data,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Chemours Production Facilities and Technical Centers.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions,” and “Our Relationship with DuPont Following the Distribution.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Distribution” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Distribution” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.†

3.1	Form of Amended and Restated Certificate of Incorporation of The Chemours Company.

3.2	Form of Amended and Restated By-Laws of The Chemours Company.

10.1	First Amended and Restated Transition Services Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.†

10.2	Form of Tax Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company. †

10.3	Form of Employee Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.

10.4	Amended and Restated Intellectual Property Cross-License Agreement by and among E. I. du Pont de Nemours and Company, The Chemours Company FC, LLC and The Chemours Company TT, LLC.†

10.5	Offer of Employment Letter between Mark E. Newman and E. I. du Pont de Nemours and Company, dated October 14, 2014.†

10.6	Offer of Employment Letter between Elizabeth Albright and E. I. du Pont de Nemours and Company, dated September 25, 2014.†

10.7	Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro Notes.†

10.8	First Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.†

10.9	Second Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.†

10.10	Third Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent for the Euro notes and Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro notes.†

10.11	Form of 6.625% Notes due 2023 (included in Exhibit 10.8).†

10.12	Form of 7.000% Notes due 2025 (included in Exhibit 10.9).†

10.13	Form of 6.125% Notes due 2023 (included in Exhibit 10.10).†

10.14	Credit Agreement, dated May 12, 2015, among The Chemours Company, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative agent.†

10.15	Registration Rights Agreement, dated May 12, 2015 by and among The Chemours Company, certain Guarantors party thereto and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the-Dollar Purchasers and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities plc, as representatives of the Euro Purchasers.†

10.16	Form of The Chemours Company Equity and Incentive Plan.†

10.17	Form of The Chemours Company Retirement Savings Restoration Plan.†

10.18	Form of The Chemours Company Management Deferred Compensation Plan.†

Exhibit Number	Exhibit Description

10.19	Form of The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors.†

10.20	Form of The Chemours Company Senior Executive Severance Plan.†

21.1	Subsidiaries of The Chemours Company.

99.1	Information Statement of The Chemours Company, preliminary and subject to completion, dated June 5, 2015.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The Chemours Company

By:	/s/ Nigel Pond
Name:	Nigel Pond
Title:	Vice President

Date: June 5, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.†

3.1	Form of Amended and Restated Certificate of Incorporation of The Chemours Company.

3.2	Form of Amended and Restated By-Laws of The Chemours Company.

10.1	First Amended and Restated Transition Services Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.†

10.2	Form of Tax Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company. †

10.3	Form of Employee Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company.

10.4	Amended and Restated Intellectual Property Cross-License Agreement by and among E. I. du Pont de Nemours and Company, The Chemours Company FC, LLC and The Chemours Company TT, LLC.†

10.5	Offer of Employment Letter between Mark E. Newman and E. I. du Pont de Nemours and Company, dated October 14, 2014.†

10.6	Offer of Employment Letter between Elizabeth Albright and E. I. du Pont de Nemours and Company, dated September 25, 2014.†

10.7	Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro Notes.†

10.8	First Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.†

10.9	Second Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.†

10.10	Third Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent for the Euro notes and Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro notes.†

10.11	Form of 6.625% Notes due 2023 (included in Exhibit 10.8).†

10.12	Form of 7.000% Notes due 2025 (included in Exhibit 10.9).†

10.13	Form of 6.125% Notes due 2023 (included in Exhibit 10.10).†

10.14	Credit Agreement, dated May 12, 2015, among The Chemours Company, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative agent.†

10.15	Registration Rights Agreement, dated May 12, 2015 by and among The Chemours Company, certain Guarantors party thereto and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the-Dollar Purchasers and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities plc, as representatives of the Euro Purchasers.†

10.16	Form of The Chemours Company Equity and Incentive Plan.†

10.17	Form of The Chemours Company Retirement Savings Restoration Plan.†

10.18	Form of The Chemours Company Management Deferred Compensation Plan.†

Exhibit Number	Exhibit Description

10.19	Form of The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors.†

10.20	Form of The Chemours Company Senior Executive Severance Plan.†

21.1	Subsidiaries of The Chemours Company.

99.1	Information Statement of The Chemours Company, preliminary and subject to completion, dated June 5, 2015.

†	Previously filed.